Echelon 2014
Performance Share Award and Agreement

Upon execution hereof, you, the Employee, and Echelon Corporation (the “Company”) hereby agree that the Award(s) described below is (are) granted under and governed by the aggregate terms and conditions of (i) the Company’s 1997 Stock Plan (the “Plan”), (ii) the Award(s) Summary, (iii) the Terms and Conditions of Performance Shares attached hereto, (iv) Appendix A attached hereto, if and as applicable, and (v) the Company’s Insider Trading Policy (collectively, this “Agreement”), which may be amended or modified from time to time. You acknowledge and agree that you have reviewed this Agreement, and all components hereof, in its entirety, and have had an opportunity to obtain the advice of counsel prior to accepting any Award(s), and fully understand all of the provisions of all of the components hereof. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Agreement. You further agree promptly to notify the Company upon any change in your residence or address. PLEASE BE SURE TO READ ALL OF THE PROVISIONS FOR YOUR COUNTRY (IF ANY) IN APPENDIX A THAT MAY CONTAIN SPECIAL TERMS AND CONDITIONS OF THE AWARD(S) APPLICABLE TO YOU.
_______________________
Award(s) Summary
{Name}
You have been granted the following respective award(s) (each an “Award”) under Echelon’s 1997 Stock Plan as follows:
Award Date:                June 10, 2014
Award Type:                Performance Shares
Award Number:                XXXXXX
Number of Shares:            XXXX
Vesting Performance Criteria:        {Enter performance criteria here}
Vesting Date:                March 14, 2015 (if performance criteria have been achieved)
___________________________________________________________________________________________
Award Date:                June 10, 2014
Award Type:                Performance Shares
Award Number:                XXXXXX
Number of Shares:            XXXX
Vesting Performance Criteria:        {Enter performance criteria here}
Vesting Date:                March 14, 2015 (if performance criteria have been achieved)
___________________________________________________________________________________________
Award Date:                June 10, 2014
Award Type:                Performance Shares
Award Number:                XXXXXX
Number of Shares:            XXXX
Vesting Performance Criteria:        {Enter performance criteria here}
Vesting Date:                March 14, 2015 (if performance criteria have been achieved)

TERMS AND CONDITIONS OF PERFORMANCE SHARES
The Company hereby grants you (the “Employee”), an award (the “Award”) of Performance Shares under the Plan, in accordance with the Award(s) Summary. Each such Award is subject to the provisions of this Agreement, including any special terms and conditions for the Employee’s country in Appendix A.

1.Payment. If the Performance Shares are paid out in Shares to the Employee upon vesting, par value for the Common Stock underlying the Performance Shares will be deemed to have been paid by the Employee’s services over the vesting period rendered by the Employee to the Company or any of its Subsidiaries or affiliates.

2.Company’s Obligation to Pay. Each Performance Share represents an unfunded promise by the Company to issue one share of the Company’s Common Stock, subject to certain restrictions and on the terms and conditions contained in this Agreement. No fractional Shares shall be issued under this Agreement. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 3 or 4, the Employee will have no right to the payment of Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation.

3.Vesting Schedule/Period of Restriction.
(a)Except as otherwise provided in subsection (b) below or in paragraph 4 of this Agreement, the Performance Shares awarded by this Agreement shall vest in accordance with the vesting schedule set forth in the Award(s) Summary, subject to the Employee’s continuing to be a Service Provider on each relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator or as required by local law, vesting of the Performance Shares shall be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence, if permissible under local law.
(b)    Notwithstanding anything to the contrary in the vesting schedule set forth in the Award(s) Summary, upon Employee’s Involuntary Termination due to a Change of Control Merger that closes prior to March 14, 2015, 100% of the outstanding and unvested Performance Shares awarded by this Agreement will vest in full and, to the extent applicable, all performance goals or other vesting criteria to which such Performance Shares are subject will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. For purposes of this Agreement, “Involuntary Termination” shall mean, without Employee’s express written consent: (i) a significant reduction of the Employee's duties, authority or responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to the Change of Control Merger; (ii) a material reduction in the total cash compensation of the Employee as in effect immediately prior to the Change of Control Merger; (iii) the relocation of the Employee to a facility or a location more than thirty (30) miles from the Employee's then present location, without the Employee's express written consent; or (iv) any purported termination of the Employee which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid.

4.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan, and if permissible under local law. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Administrator.

5.Payment after Vesting.
(a)Subject to paragraph 8, any Performance Shares that vest pursuant to paragraph 3 shall be paid in Shares as soon as practicable upon or following the date of vesting (the “Vesting Date”), but, except as provided in this Agreement, in no event later than two and one-half (2½) months from the end of the Company’s tax year that includes the Vesting Date, subject to the terms and provisions of the Plan and this Agreement.
(b)Notwithstanding anything in the Plan or this Agreement to the contrary, and subject to paragraph 8, if the vesting of the balance, or some lesser portion of the balance, of the Performance Shares is accelerated in connection with the Employee’s termination as a Service Provider, such accelerated Performance Shares will not be paid out until Employee has a “separation from service” within the meaning of Section 409A, as determined by the Company. Further, if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Performance Shares will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Performance Shares will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Performance Shares will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
(c)If the vesting of all or a portion of the Performance Shares awarded under this Agreement accelerate pursuant to Section 11(c)(i) of the Plan in the event of a “Merger” (as defined in the Plan) that is not a “change in control” within the meaning of Section 409A, the timing of payment rules that apply to discretionary accelerations under paragraph 5(b) also shall apply. If the vesting of all or a portion of the Performance Shares awarded under this Agreement accelerate pursuant to Section 11(c)(i) of the Plan in the event of a “Merger” (as defined in the Plan) that is a “change in control” within the meaning of Section 409A, the timing of payment rules that apply under paragraph 5(a) also shall apply.

6.Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 3 or 4 at the time of the Employee’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Employee shall not be entitled to a refund of the price paid for the Performance Shares forfeited to the Company pursuant to this paragraph 6.

7.Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.Responsibility for Taxes. The Employee acknowledges that, regardless of any action taken by the Company or, if different, the Employee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Employee’s participation in the Plan and legally applicable to the Employee (“Tax-Related Items”) is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including, but not limited to, the grant, vesting or settlement of the Performance Shares, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Performance Shares to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Employee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. No Shares will be issued to the Employee (or his or her estate) for Performance Shares unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any Tax-Related Items.

In this regard, the Employee authorizes the Company and/or its agents to satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement of the Performance Shares. If the obligation for Tax-Related Items is satisfied by withholding a number of whole Shares as described herein, for tax purposes, the Employee is deemed to have been issued the full number of Shares subject to the vested Performance Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. No fractional Shares will be withheld or issued pursuant to the grant of Performance Shares and the issuance of Shares thereunder; any additional withholding necessary for this reason will be done by the Company or the Subsidiary through the Employee’s paycheck or other cash compensation paid to the Employee by the Company and/or the Subsidiary. The Company or the Subsidiary, in its discretion, may, and with respect to its executive officers (as determined by the Company) will withhold an amount equal to two (2) times the Fair Market Value of a Share from the last paycheck or other cash compensation due to the Employee prior to the vesting of the Performance Shares.
In addition, the Employee authorizes the Company and/or the Subsidiary, in their sole discretion, in lieu of or in addition to the foregoing and in each case to the extent permissible under local law, to (i) sell or to arrange for the sale of Shares received as a result of vesting/settlement of the Performance Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee’s behalf pursuant to this authorization without further consent), with the proceeds going toward satisfaction of the Tax-Related Items, (ii) require the Employee to pay the Tax Related Items in cash or with a cashier’s check or certified check, and/or (iii) withhold all applicable Tax-Related Items legally payable by the Employee from the Employee’s wages or other cash compensation payable to the Employee by the Company and/or the Employer.
Regardless of the withholding method, and in all instances where required, the Company will not withhold more than required by the applicable minimum statutory withholding rates.
Finally, the Employee shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 8. The Company shall not be required to deliver any of the Shares if the Employee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this paragraph 8.

9.Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company with respect to any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Employer, as the case may be, and the Company, the Employer, or any Subsidiary or affiliate of the Company, as the case may be, will have, and the Employee’s participation in the Plan shall not interfere with the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee. The transactions contemplated hereunder, the Employee’s participation in the Plan and the vesting schedule set forth in the Grant Summary do not constitute an express or implied promise of continued employment for any period of time. The Award and the Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or affiliate of the Company.
11.Nature of Grant. In accepting the Performance Shares, the Employee acknowledges, understands and agrees that:
(a)the grant of the Performance Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares even if Performance Shares have been granted repeatedly in the past;

(b)all decisions with respect to future awards of Performance Shares or other grants, if any, will be at the sole discretion of the Company;
(c)the Employee’s participation in the Plan is voluntary;
(d)the Performance Shares and the Shares subject to the Performance Shares are not part of regular or expected compensation or salary for any purpose;
(e)the Performance Shares and the Shares subject to the Performance Shares are not intended to replace any pension rights or compensation;
(f)the Performance Shares and the Shares subject to the Performance Shares, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, termination, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from the termination of the Employee’s relationship as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment or service agreement, if any), and in consideration of the Award of Performance Shares to which the Employee is otherwise not entitled, the Employee irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or affiliates or the Employer, waives the Employee’s ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(i)for purposes of the Award, the Employee’s engagement as a Service Provider will be considered terminated as of the date the Employee is no longer actively providing services to the Company or one of its Subsidiaries or affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is engaged as a Service Provider or the terms of the Employee’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Employee’s right to vest in the Performance Shares under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Employee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Employee is engaged as a Service Provider or the terms of the Employee’s employment or service agreement, if any);
(j)unless otherwise provided in the Plan or by the Company in its discretion, the Performance Shares and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Shares or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(k)the Employee acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the Performance Shares or of any amounts due to the Employee pursuant to the settlement of the Performance Shares or the subsequent sale of any Shares acquired upon settlement.
12.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

13.Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.
The Employee understands that the Company and the Subsidiary may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries and affiliates, details of all Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).
The Employee understands that Personal Data will be transferred to Morgan Stanley Smith Barney or any other third parties assisting the Company with the implementation, administration and management of the Plan. The Employee understands that these recipients may be located in the Employee’s country, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Employee’s local human resources representative. The Employee authorizes the Company, Morgan Stanley Smith Barney or any other third parties assisting the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Employee may elect to deposit any Shares received upon vesting of the Award. The Employee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that he or she is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, the Employee’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant Performance Shares or other equity awards to the Employee or administer or maintain such awards. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

14.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in the care of Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

15.Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of Performance Shares and the rights and privileges conferred hereby may not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process, until you have been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

16.Restrictions on Sale of Securities. Subject to the provisions of paragraph 18 below, the Shares issued as payment for vested Performance Shares awarded under this Agreement will be registered under the U.S. federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

17.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto, to the extent permissible under local law.

18.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the Performance Shares prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Employee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Employee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Employee’s consent to the extent necessary to comply with securities or other laws applicable to issuance or distribution of shares. In addition, the Company shall not be required to deliver any Shares issuable upon settlement of the Performance Shares prior to the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Administrator may establish from time to time for reasons of administrative convenience, subject to compliance with Section 409A.

19.Plan Governs; Hierarchy of Interpretation. This Agreement, and all of its components, are subject to all terms and provisions of the Plan. Ambiguities, if any, in or between any components of the Agreement will be resolved in favor of legal compliance, as the first priority, and avoiding conflicts between terms, as the second priority. In the event of a conflict between one or more provisions of any of the components of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. In the event of a conflict between the terms contained in the Terms and Conditions and those in Appendix A, where applicable, Appendix A will govern. Capitalized terms used and not defined in any other component of this Agreement will have the meaning set forth in the Plan.

20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22.Entire Agreement. The Plan, Award Summary, Terms of Conditions of Performance Shares, Appendix A, and the Company’s Insider Trading Policy each are incorporated herein by reference, and together constitute the entire agreement of the parties with respect to the subject matter hereof; supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof; and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.
23.Amendment, Suspension or Termination of the Plan. The Employee understands that the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, altered, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

24.Notice of Governing Law and Venue. This grant of Performance Shares and this Agreement shall be subject to the laws, but not the choice of law rules, of the State of California, U.S.A. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

25.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

26.Language. If the Employee has received this Agreement, or any other document related to the Performance Shares and/or Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

27.Appendix A. Notwithstanding any provisions in this Agreement, the Award of Performance Shares shall be subject to any special terms and conditions set forth in Appendix A to this Agreement for the Employee’s country. Moreover, if the Employee relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.

28.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

29.Waiver. The Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Employee or any other Employee.

30.No Compensation Deferrals. Payments made pursuant to the Plan and this Award are intended to qualify for the “short-term deferral” exemption from Section 409A. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement, including any appendices to ensure that all Performance Share Awards are made in a manner that qualifies for exemption from or complies with Section 409A, provided, however, that the Company makes no representation that this Award is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to this Award.

IN WITNESS WHEREOF, the Company and the Employee each have executed this Agreement effective as of the date below.

ECHELON CORPORATION	EMPLOYEE
By:_____________________	By:_____________________________

Its:_____________________	Print Name:_______________________

Address: _________________________
__________________________

Date: __________________________

APPENDIX A
ECHELON CORPORATION

Special Provisions for Performance Shares for Employees Outside the U.S.

This Appendix A includes special terms and conditions applicable to Employees in the countries below. There are no special terms or conditions for Employees in the United States or any other country not listed below. These terms and conditions are in addition to those set forth in the Performance Share Agreement including the Terms and Conditions of Performance Shares (the “Agreement”). Capitalized terms used, but not defined herein, shall have the same meanings assigned to them in the Plan and the Agreement. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Please note that the information below may relate to the Employee’s exchange control obligations in connection with the conversion of funds, selling shares or holding of foreign securities. Compliance with such obligations is the Employee’s responsibility and neither the Company nor the Employee’s employer accepts any responsibility for such compliance. Also, exchange control regulations are subject to change. As a result, the Employee should consult with his or her advisor before converting funds and/or selling Shares acquired under the Plan.
Australia
Performance Shares granted to Employees in Australia shall be paid in Shares only and do not provide any right for Employees to receive a cash payment, notwithstanding any discretion contained in the Plan, including any cash payment in the event of a Merger or Change of Control Merger, or any provision in the Award to the contrary.
France
Employees may hold Shares issued upon vesting of the Performance Shares outside of France provided the Employee declares all foreign accounts, whether open, current, or closed, in the Employee’s income tax return. The Employee must also declare to the customs and excise authorities any cash or securities the Employee imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €7,600 (for 2006).
Hong Kong
The contents of the Agreement have not been reviewed by any regulatory authority in Hong Kong. The Employee is advised to exercise caution in relation to the offer. If the Employee has any doubt about any of the contents of the Agreement or the Plan, the Employee should obtain independent professional advice.
This offer of Performance Shares and the Shares to be used pursuant to the Performance Shares is not a public offer of securities and is available only for employees of the Company or any of its Subsidiaries participating in the Plan.
Italy
This offer of Performance Shares and the Shares to be issued pursuant to the Award are not a public offer of securities and are available only for Employees of the Company or any of its Subsidiaries participating in the Plan.
Data Privacy Disclaimer
Notwithstanding any provision of the Award, this section in Appendix A applies with respect to data privacy in Italy.

1

The Employee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of this Appendix A by and among, as applicable, the employer and the Company and any of its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.
The Employee understands that the employer, the Company and any of its subsidiaries and affiliates may hold certain personal information about the Employee, including Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of the Performance Shares or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor, for the exclusive purpose of managing and administering the Plan (“Data”).
The Employee also understands that providing the Company with the Employee’s Data is necessary for the performance of the Plan and that the Employee’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Employee’s ability to participate in the Plan. The Controller of personal data processing is Echelon Corporation, with registered offices at 550 Meridian Avenue, San Jose, CA 95126, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Echelon Italy with registered offices in Ple Biancamano Italy, 20121 Milano, Italy. The Employee understands that the Employee’s Data will not be publicized, but it may be transferred to Smith Barney, banks, other financial institutions or brokers involved in the management and administration of the Plan. The Employee further understands that the Company and/or its Subsidiaries and affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and that the Company and/or its Subsidiaries and affiliates may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to Smith Barney, or another third party with whom the Employee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan. The Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete the Employee’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
The Employee understands that Data processing related to the purposes specified above shall take place under automated or nonautomated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of the Employee’s Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Employee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. The Employee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Employee has the right to, including but not limited to, access, delete, update, ask for rectification of the Employee’s Data and estop, for legitimate reason, the Data processing. Furthermore, the Employee is aware that the Employee’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Employee’s human resources department.
Plan Acknowledgment
In accepting the grant of Performance Shares, the Employee acknowledges that he or she has received a copy of the Plan, and has reviewed the Plan, the Agreement, including Appendices, if any, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including Appendices, if any.

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The Employee further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Agreement; Paragraph 4: Administrator Discretion; Paragraph 6: Forfeiture; Paragraph 7:Death of Employee; Paragraph 8: Withholding of Taxes; Paragraph 9: Rights as Stockholder; Paragraph 10: No Effect on Employment; Paragraph 11: Nature of Grant; Paragraph 14: Grant is Not Transferable; Paragraph 15: Restrictions on Sale of Securities; Paragraph 19: Administrator Authority and the Data Privacy Disclaimer above in this section of Appendix A.
Korea
Exchange control laws require Korean residents who realize US$100,000 or more from the sale of Shares to repatriate the proceeds to Korea within eighteen months of the sale.
Netherlands
By accepting this Performance Share, the Employee acknowledges that: (i) the grant is intended as an incentive for the Employee to remain employed with his or her current employer and is not intended as remuneration for labor performed; and (ii) the grant is not intended to replace any pension rights or compensation.
The Employees that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of Shares issued pursuant to the Performance Shares. In particular, the Employee may be prohibited from effecting certain Share transactions if he or she has insider information regarding the Company.
Below is a discussion of the applicable restrictions. The Employee is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, we recommend that the Employee consult with his or her legal advisor. Please note that the Company cannot be held liable if an Employee violates the Dutch insider rules. The Employee is responsible for ensuring his or her compliance with these rules.
Prohibition Against Insider Trading
Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any Employee of the Company or its Dutch Subsidiary who has inside information as described above.
Given the broad scope of the definition of inside information, certain Employees of the Company working at its Dutch Subsidiary may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when they had such inside information.
By entering into the Agreement and participating in the Plan, the Employee acknowledges having read and understood the paragraphs above and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.
Singapore
Securities Law Notification
The grant of the Award of Performance Shares under the Plan is being made on a private basis and is, therefore, exempt from registration in Singapore. Shares are traded on a U.S. exchange and the Employee is not able to resell Shares on a Singapore exchange.
Director Notification

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If the Employee is a director, associate director or shadow director of a Singapore Subsidiary or affiliate of the Company, the Employee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or affiliate in writing when the Employee receives an interest (e.g., Performance Shares, Shares) in the Company or any related companies. Please contact the Company to obtain a copy of the notification form. In addition, the Employee must notify the Singapore Subsidiary or affiliate when the Employee sells Shares of the Company or any related company (including when the Employee sells Shares acquired pursuant to the Performance Shares). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Employee’s interests in the Company or any related company within two days of becoming a director.
United Kingdom
Director Notification
If the Employee is a director or shadow director of a U.K. Subsidiary or affiliate of the Company and the U.K. Subsidiary or affiliate is not wholly owned by the Company, the Employee is subject to certain notification requirements under the Companies Act. Specifically, the Employee must notify the U.K. Subsidiary or affiliate in writing of Employee’s interest in the Company and the number and class of shares or rights to which the interest relates before the expiration of five days from the date on which the existence of the interest comes to their knowledge (e.g., within five days of receiving a notice of grant under the Plan). The Employee must also notify the U.K. Subsidiary or affiliate when the Employee acquires Shares under the Plan upon the lapse of the restrictions relating to the Performance Shares and again when the Employee sells the Shares acquired. This disclosure requirement also applies to any rights or Shares acquired by Employee’s spouse or children (under the age of 18).
Performance Shares Payable in Shares Only
Notwithstanding any provision in the Plan or the Agreement to the contrary, Performance Shares granted to Employees who are resident and ordinarily resident in the U.K. on the date of grant, shall be paid in Shares only and do not provide any right for Employees to receive a cash payment.
Withholding Taxes
Paragraph 8 of the Agreement, is amended to read in full as follows:
Regardless of any action the Company or its Subsidiary takes with respect to any or all income tax, National Insurance Contributions (“NICs”), payroll tax, or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and that the Company and/or the Subsidiary (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including the grant or vesting of the Performance Shares, the subsequent sale of Shares acquired under the Plan and the receipt of dividend equivalents, if any; and (b) do not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Employee’s liability for Tax-Related Items.
Prior to delivery of the Shares upon the vesting of the Performance Shares, the Employee must pay or make adequate arrangements satisfactory to the Company and/or its Subsidiary to satisfy all withholding obligations for Tax-Related Items of the Company and/or its Subsidiary. No payment of Shares will be made to the Employee (or his or her estate) for vested Performance Shares unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any Tax-Related Items which the Company determines must be withheld or collected with respect to such Performance Shares and such withholding for Tax-Related Items obligations has been satisfied. If permissible under local law, the Company will withhold Shares from the Shares issued upon vesting of the Performance Shares, provided that the Company withholds only that number of Shares with a Fair Market Value equal to the minimum required withholding amount for Tax-Related Items, determined on the date that the amount for Tax-Related Items to be withheld. No fractional Shares will be withheld or issued pursuant to the issuance of Performance Shares; any additional withholding necessary will be

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done by the Company or the Subsidiary through the Employee’s paycheck or other cash compensation paid to the Employee by the Company and/or the Subsidiary, if permissible under local law. Further, the Employee agrees that the Company and/or its Subsidiary may supplement the Share withholding through any of the other means described in this section below. The Company or the Subsidiary, in their discretion, may, and with respect to its executive officers (as determined by the Company) will, if permissible under local law, withhold an amount equal to two (2) times the Fair Market Value of a Share from the last paycheck or other cash compensation due to the Employee prior to the vesting of the Performance Shares. The Employee also agrees that the Company or the Subsidiary may withhold amounts to satisfy Tax-Related Items from any paycheck or cash compensation due to the Employee at any time. In the event the minimum withholding requirements are not satisfied through the withholding of Shares or through withholding from the Employee’s paycheck or other cash compensation, the Employee authorizes the Company or the Subsidiary to arrange for the sale of Shares to be received as a result of vesting of the Performance Shares (on the Employee’s behalf and pursuant to the Employee’s authorization in this Agreement), with the proceeds going toward satisfaction of the minimum Tax-Related Items. The Employee shall pay to the Company and or the Subsidiary any amount of Tax-Related Items that the Company may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 8.
If the Employee fails to make satisfactory arrangements for payment of any Tax-Related Items by the Due Date, which is ninety (90) days, or such other period as required under U.K. law, after the event giving rise to the Tax-Related Items, the Employee agrees that the amount of any uncollected Tax-Related Items shall (assuming that the Employee is not an applicable executive officer of the Company as the term is used in Section 402 of the U.S. Sarbanes-Oxley Act of 2002) constitute a loan owed by the Employee to the Employee’s employer, effective on the Due Date. The Employee agrees that the loan will bear interest at the then-current HM Revenue and Customs Official Rate and that it will be immediately due and repayable, and the Company and the Employee’s employer may recover it any time thereafter by any of the means referred to above.
By accepting this Award, the Employee expressly consents to the withholding or sale of Shares and to any additional cash withholding as provided for in this paragraph 8.
Joint Election
As a condition of the Performance Shares becoming vested and the Shares subject to the Performance Shares being delivered to the Employee, the Employee agrees to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the Company or the Subsidiary with respect to the vesting of the Performance Shares. To accomplish the foregoing, the Employee agrees to execute a joint election between the Company and/or the Subsidiary and the Employee (the “Election”), the form of such Election being formally approved by the HM Revenue and Customs, and any other consent or elections required to accomplish the transfer of the Employer NICs to the Employee. The Employee further agrees to execute such other joint elections as may be required between the Employee and any successor to the Company and/or the Subsidiary. If the Employee does not enter into an Election prior to the first vesting date, or if the Election is revoked at any time by the HM Revenue and Customs, the Performance Shares shall cease vesting and shall become null and void without any liability to the Company and/or the Subsidiary. The Employee further agrees that the Company and/or the Subsidiary may collect the Employer NICs from the Employee by any of the means set forth above.

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